Shenzhen City

Labor Contract

(Applicable for full-time employee)

Drafted by Shenzhen Human Resource and Social Security Bureau

Part A (Employer)	Part B (Employee)
Name：ShenZhen AIVtech CO.,LTD	Name：YiHeng Chen
Statutory Representative:	Gender: Male
JinLin Guo	Passport No.:D120111008
Contacts :	Hukou Location:
Yan Peng	Tainan City, Taiwan Province

Contact Number	Contact Number
0755-88353133-813	13602505450

According to 《Labor Law of the People’s Republic of China》 (short for 《Labor Law》below), 《Labor Contract Law of the People’s Republic of China》(short for 《Labor Contract Law》below), 《Shenzhen Employee Wage Payment Regulation》, and related rules of the laws and regulations, the labor contract is signed between employer and employee to comply with the listed rules in the contract on the legal, justice, voluntary equality, consensus and honesty and credibility basis.

一.	Term of labor contract
(一)	Both Part A and B agree to ensure the labor contract term by the following (1) way.
1.	Fixed Term: started from January 1, 2012 to December 31, 2012 .
2.	Non-fixed Term: started from .
3.	Term based on the accomplishment of certain tasks: started from to finished. The symbol to finish the task is .

(二)	Probation period is NONE . Started from to . (Probation period is included in the contract term. If there is no probation period, please fill in “none”).

二．Work content and work location

The Employer agrees to employ Mr. YiHeng Chen(name) as Chief Operating Officer(job title) in ________Department, located in Room 1305,13F East High-Tech Plaza Phase 2,Tian’An Cyber Park Futian District, Shenzhen City, Guangdong, China(office location and city).

三． Work time and holiday

(一)  Both Part A and B agree to ensure Part B’s working time by the    1       way below.
1. Standard Working Hour System, that is, work 8         hours per day (no more than 8 hours),       40      hours per week (no more than 40 hours) and at least one day holiday per week.
2. Non-fixed Hour System, that is, the engaged position of Part B is conducted by non-fixed hour system according to the human resource department’s permission.
3. Combined Working Hour System, that is, the engaged position of Part B is conducted by combined working hour system according to the Human Resource Department’s permission.
(二) Due to production operation needs, Part A has to comply with the 41 rules of 《Contract Law》to extend the working hour.
(三) Part B is entitled to enjoy the statutory holidays, annual leave, wedding leave, maternity leave, funeral leave, etc.,.
(四) Part B’s rest holiday arrangement includes______________.

四．Remuneration of Labor

(一)
The salary of the Employee shall be monthly paid by the Employer in accordance with applicable laws and regulations of P.R.C. It shall be paid by legal tender and not less than the standard minimum salary in Shenzhen.

(二)	Part A agrees to pay wage to Part B according to the 1 way below by consensus.
1.	The salary of the Employee is RMB_____ per month in the probationary period and RMB$20,000after the probationary period.
2.	Both parties agree to ensure Part B’s wage by__________________.
(三)	Part A pays wage to Part B on 15th each month.
(四)	If the delay or default of salary takes place, the Employer shall pay the economic compensation except the salary itself in accordance with the relevant laws and regulations.
(五)	The rest agreements about wage between Part A and B are

五．Social Security & Welfare

    （一）The Employer will pay for all mandatory social security programs such pension insurance, unemployment insurance, medical insurance of the Employee according to the relevant government and city regulations.

    （二）During the period of the Contract, the Employee’s welfare shall be implemented accordance with the laws and relevant regulations of P. R. C.
   （三）Part A should conduct in accordance with 《 Law of the People's Republic of China on Prevention and Control of Occupational Diseases》 , 《Industrial injury insurance regulations》 and related rules of laws and regulations, if Part B suffers occupational diseases and work-related injury.

 （四）Part A provides the following welfare to Part B:

六．Working Protection & Working Conditions

    (一) The Employer should provide the Employee with occupational safety and health conditions conforming to the provisions of the State and necessary articles of labor protection to guarantee the safety and health during the working process.

    （二）The Employer should provide the Employee with safety education and technique training; The Employee to be engaged in specialized operations should receive specialized training and acquire qualifications for such special operations.

     （三） The Employee should strictly abide by the rules of safe operation in the process of their work.

   （四） Party B in assignments may generate occupational hazards, party A shall take protective measures, and according to the provisions of the administrative department of health under the state council, ordinary organizationally and leave the pre-job during the occupational health examination, and will inform party b examination results, truthfully. The occupational health examination cost should be paid by employer.

七Labour Discipline

    （一）The Employer may draft bylaws and labour disciplines of the Company, According to which, the Employer shall have the right to give rewards or take disciplinary actions to the Employee;

  （二）The Employee shall comply with the management directions of the Employer and obey the bylaws and labour disciplines of the Employer.

   （三）The Employee shall undertake the obligation to keep and not to disclose the trade secret for the Employer during the period of this Contract; This obligation of confidentiality shall survive the termination of this Contract for a period of two (2) years.

八Labor contract variation

Consensus through consultation by both parties, labor contract can be changed. Change labor contract shall be made in written form. Each party holds the modified labor contract text.

 九Dismissal and Termination of the Contract

(一) The Contract can be dismissal after consultation by both parties.

(二) The Contract may be terminated by the Employee by giving notice in written form 30(thirty) days in advance. In the probationary period, the employee can terminated the Contract by giving notice in written form 3 (three) days in advance.

(三) The Contract may be discharged by the Employee:

   1. Not provide Employee safety and health protection according to Labor Contract;

   2. Not paid the wages on time;

   3. The Employer not paid for the mandatory social security over one month;

   4. The labor discipline against the laws and relevant regulations of P. R. C., and against the rights of the Employee;

   5. The Employee signs the Contract under cheat and intimidate;

   6. Other situations that Labor Law shows the Employees can terminated the Contract.

(四) The Employee can terminated the Contract with immediate effect when Employer through violent force Employee to work, or the work Employer ask Employee to do will harm the safety and health of the Employee.

(五) The Contract may be discharged by the Employer:

        1. The Employee does not meet the job requirements during the probationary period;

    2. The Employee seriously violates disciplines or bylaws of the Employer;

    3. The Employee seriously neglects his duty, engages in malpractice for selfish ends and brings significant loss to the Employer;

    4. The Employee signs another Contract at the same time with another Employer;

5. The Employee is being punished by physical labor for its misfeasance;

6. The Employee is being charged with criminal offences.

(六) The Contract may be terminated by the Employer by giving notice in written form 30(thirty) days in advance:

  1.The Employee fails ill or is injured to (other than due to work) and after completion of medical treatment, is not able to perform his previous function or any other function the Employer assigns to him;
      2.The Employee does not show satisfactory performance and after training and adjusting measures is still not able to perform satisfactorily;

      3. The circumstances have materially changed from the date this Contract was signed to the extent that it is impossible to execute the Contract provided, however, that the parties cannot reach an agreement to amend the contract to reflect the changed circumstances.

 （七）The Employee shall not be dismissed:

    1. The Contract has neither expired nor conformed;

    2. The Employee is ill with occupational disease or injured due to work and has been authenticated fully or partly disabled;

    3. The Employee is ill or injured (other than due to work) and is within the period of medical leave provided for by applicable PRC law and regulations and Company policy;

    4. The Employee is woman who is pregnant, on maternity leave, or nursing a baby under one year of age; or

    5. The applicable PRC laws and regulations otherwise prohibit the termination of this Contract.

（八）The Contract to be terminated automatically:

    1. This Contract is not renewed at the expiration of this Contract;

    2. The Employee reach the retirement age;

    3. The death of the Employee occurs;

    4. The Employer is legally announced to be bankruptcy;

   5. The business license of Employer is dismissed, or canceled;

   6. Laws, administrative regulations and other case.

十. Economic compensation

(一) Comply with the following circumstances, party A shall pay to party b the economic compensation:

1, according to the labor contract party article 9 (一) paragraph put forward to remove labor contract to party b with party b consensus remove labor contract;

2, according to the labor contract party article 9 (三), item (四) of paragraph remove labor contract;

3 party a according to this article 9 labor contract (六), item （七) paragraph remove labor contract;

4, in addition to party a to maintain or improve labor contract conditions renew the contract, party b is not agree to renew the situation outside, according to this article 9 (八) contract terminated under the provisions of article 1 eye fixed term labor contract;

5, according to this article 9 (八) contract item 4,5 terminate labor contract;

6, Laws, administrative regulations and other case.

(二) The parties rescind or termination of this contract, economic compensation according to the standard should be the release of the labor contract law and national and provincial and municipal relevant provisions. Party A shall pay to party B in accordance with the economic compensation in the work handover should pay to party b when completed.

十一. Labor contract removes and termination procedures

Both parties rescind or termination of this contract, party b shall be dealt with according to the bilateral agreement, the work handover procedure. Party a shall the termination or ending of the employment contract termination or ending of the employment contract issued by the proof and, within 15 days for party b to deal with files and social insurance concern transfer. Party a certificate issued by the termination or ending of the employment contract shall indicate the proof, labor contract deadline, termination or ending of the employment contract date, jobs, and working years in this company.

十二Labor Disputes

     Where a labor dispute between the parties takes place during the performance of this Contract, the parties concerned may seek for a settlement through consultation; or either party may apply to the labor dispute mediation committee of their unit for mediation; if the mediation fails and one of the parties requests for arbitration, that party may apply to the labor dispute arbitration committee for arbitration.

十三Both party agree other matters that need:

十四 Other

(一) This labor contract not completely matters concerned or labor contract terms and current law regulations, according to contradict the laws enforcement.

(二) the contract signed by the parties from the date on which the without written authorization, altered or stowage is invalid.

(三) the labor contract is in duplicate and each party holds one copy.

Part A:	Part B:

Statutory Representative

(Signed & Stamped)	(Signed)

Date January 1, 2012	Date January 1, 2012